UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184897	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 E. Cape Coral Parkway, Cape Coral, Florida 33904
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.08	Shareholder Director Nominations

Legacy Education Alliance, Inc. (the “Company”) has scheduled its 2015 annual meeting of stockholders (the “2015 Annual Meeting”) for July 16, 2015. In accordance with the Company’s bylaws (the “Bylaws”), stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2015 Annual Meeting, and who do not desire to have those proposals included in the Company’s proxy materials for the 2015 Annual Meeting, must ensure that notice of any such proposal (including certain additional information specified in the Bylaws) is received by the corporate secretary at the Company’s principal executive offices at 1612 E. Cape Coral Parkway, Cape Coral, Florida 33904, and addressed to the attention of the Corporate Secretary on or before the close of business on June 10, 2015.

Because the Company did not have an annual meeting last year, the Company has set a deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in the Company’s proxy materials for the 2015 Annual Meeting and which is consistent with our Bylaws. In order to be considered timely, such proposals must be received by the Company at its principal executive offices, addressed to the attention of the corporate secretary, no later than 5:00 p.m. Eastern Daylight Time on June 10, 2015. This deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) under the Exchange Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit No.	Description
99.1	Legacy Education Alliance, Inc. Press Release, dated May 29, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.

By:	/s/ Anthony C. Humpage
Anthony C. Humpage
Chief Executive Officer and Director
Dated: May 29, 2015

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